                          SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C. 20549


                                       FORM 8-K

                                    CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934

                                   FEBRUARY 2, 1999
                          ----------------------------
                   DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)



                                     ORCAD, INC.
                            ------------------------
                (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



           DELAWARE                  0-27692                  93-1062832
 (STATE OR OTHER JURISDICTION      (COMMISSION                (IRS EMPLOYER
        OF INCORPORATION)           FILE NO.)             IDENTIFICATION NO.)

                 9300 S.W. NIMBUS AVENUE, BEAVERTON, OREGON  97008
                 --------------------------------------------------
                (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)



                REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:
                                   (503) 671-9500


                                     NO CHANGE
               ------------------------------------------------------
           (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)



                              EXHIBIT INDEX ON PAGE 4


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Item 5.  OTHER EVENTS

     On February 1, 1999, Summit Design, Inc. ("Summit"), Hood Acquisition Corp., a wholly-owned subsidiary of Summit ("Merger Sub") and OrCAD, Inc. ("OrCAD") entered into a Termination Agreement and Release (the "Termination Agreement") which terminated the Agreement and Plan of Reorganization (the "Reorganization Agreement") dated September 20, 1998, by and among Summit, Merger Sub and OrCAD. A copy of the Termination Agreement is filed herewith as
Exhibit 2.1 and is incorporated by reference herein.

     On February 2, 1999, Summit and OrCAD issued a press release announcing that they had mutually agreed to terminate the Reorganization Agreement. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

     On February 2, 1999, OrCAD issued a press release announcing the termination of the Reorganization Agreement, and revenue and earnings per share expectations for the fourth quarter of 1998. A copy of the press release is filed herewith as Exhibit 99.2 and incorporated by reference herein.


Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


     (c)  EXHIBITS

          2.1 Termination Agreement and Release dated February 1, 1999, by and among Summit Design, Inc., Hood Acquisition Corp., a wholly-owned subsidiary of Summit Design, Inc., and OrCAD, Inc.

          99.1 Press Release dated February 2, 1999.

          99.2 Press Release dated February 2, 1999.


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                                      SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                              OrCAD, INC.


Date: February 3, 1999        By: /s/ P. David Bundy
                                 ------------------------------------------
                                   P. David Bundy, Vice President,
                                   Secretary and Chief Financial Officer

                                         -3-
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                                    EXHIBIT INDEX


Exhibit No.      Description                                                Page
-----------      -----------                                                ----

2.1 Termination Agreement and Release dated February 1, 1999, by and among Summit Design, Inc., Hood Acquisition Corp., a wholly-owned subsidiary of Summit Design, Inc., and OrCAD, Inc.

99.1             Press Release dated February 2, 1999

99.2             Press Release dated February 2, 1999


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